Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

PARSLEY ENERGY, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED AND COMBINED BALANCE SHEET AS OF MARCH 31, 2017

	PE Historical	Double Eagle Acquisition	Pro forma adjustments			PE Pro forma
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,916,514	$4,220	$(1,396,521)	(a	)	$524,213
Restricted cash	3,529	—	—			3,529
Accounts receivable:
Joint interest owners and other	8,257	10,037	7,023	(a	)	25,317
Oil, natural gas and NGLs	70,640	14,022	(14,022)	(a	)	70,640
Related parties	187	—	—			187
Short-term derivative instruments, net	67,036	—	3,882	(a	)	70,918
Other current assets	143,013	228	(228)	(a	)	143,013

Total current assets	2,209,176	28,507	(1,399,866)			837,817

PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	4,844,671	997,614	1,602,993	(a	)	7,445,278
Accumulated depreciation, depletion and impairment	(573,099)	(21,857)	21,857	(a	)	(573,099)

Total oil and natural gas properties, net	4,271,572	975,757	1,624,850			6,872,179

Other property, plant and equipment, net	68,553	425	(425)			68,553

Total property, plant and equipment, net	4,340,125	976,182	1,624,425			6,940,732

NONCURRENT ASSETS
Long-term derivative instruments, net	107,802	—	88	(a	)	107,890
Deferred tax asset	—	—	1,918	(a	)	1,918
Other noncurrent assets	7,026	3,850	(3,850)	(a	)	7,026

Total noncurrent assets	114,828	3,850	(1,844)			116,834

TOTAL ASSETS	$6,664,129	$1,008,539	$222,715			$7,895,383

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$207,456	$25,321	$14,034	(a	)	$246,811
Revenue and severance taxes payable	78,815	—	—			78,815
Current portion of long-term debt	2,638	—	—			2,638
Short-term derivative instruments	52,434	1,264	(1,264)	(a	)	52,434
Current portion of asset retirement obligations	3,225	—	—			3,225

Total current liabilities	344,568	26,585	12,770			383,923
NONCURRENT LIABILITIES
Long-term debt	1,490,022	50,000	(50,000)	(a	)	1,490,022
Asset retirement obligations	11,695	5,797	(5,797)	(a	)	11,695
Deferred tax liability	36,975	2,689	(39,664)	(a	)	—
Payable pursuant to tax receivable agreement	114,876	—	—			114,876
Long-term derivative instruments	82,905	3,371	(3,371)	(a	)	82,905
Other noncurrent liabilities	—	185	(185)	(a	)	—

Total noncurrent liabilities	1,736,473	62,042	(99,017)			1,699,498
COMMITMENTS AND CONTINGENCIES
Members’ equity	—	919,912	(919,912)	(a	)	—
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—			—
Common stock:
Class A Common Stock	2,466	—	—			2,466
Class B Common Stock	280	—	399	(b	)	679
Additional paid in capital	4,129,924	—	450,368	(a	)	4,580,292
Accumulated deficit	(33,813)	—	—			(33,813)
Treasury stock	(493)	—	—			(493)

Total stockholders’ equity	4,098,364	—	450,767			4,549,131
Noncontrolling interest	484,724		778,107	(a	)	1,262,831

Total equity	4,583,088	919,912	308,962			5,811,962

TOTAL LIABILITIES AND EQUITY	$6,664,129	$1,008,539	$222,715			$7,895,383

PARSLEY ENERGY, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

	PE Historical	Double Eagle Acquisition	Pro forma adjustments		PE Pro forma
	(In thousands, except per share data)
REVENUES
Oil sales	$169,745	$11,412	$—		$181,157
Natural gas sales	12,467	1,434	—		13,901
Natural gas liquids sales	17,413	1,316	—		18,729
Other	1,233	59	—		1,292

Total revenues	200,858	14,221	—		215,079

OPERATING EXPENSES
Lease operating expenses	17,627	2,138	—		19,765
Production and ad valorem taxes	11,162	820	—		11,982
Depreciation, depletion and amortization	68,970	4,324	2,893	(c)	76,187
General and administrative expenses	24,042	9,627	—		33,669
Exploration costs	2,763	615	—		3,378
Impairment	1,344	—	—		1,344
Accretion of asset retirement obligations	136	56	(12)		180
Other operating expenses	2,283	526	—		2,809

Total operating expenses	128,327	18,106	2,881		149,314

OPERATING INCOME (LOSS)	72,531	(3,885)	(2,881)		65,765

OTHER (EXPENSE) INCOME
Interest expense, net	(16,965)	(363)	(2,873)	(d)	(20,201)
Gain on sale of property	—	3	(3)		—
Prepayment premium on extinguishment of debt	(3,891)	—	—		(3,891)
Gain (loss) on derivatives	24,616	(66)	—		24,550
Change in TRA liability	(20,549)	—	—		(20,549)
Other income	950	—	—		950

Total other (expense) income	(15,839)	(426)	(2,876)		(19,141)

INCOME (LOSS) BEFORE INCOME TAXES	56,692	(4,311)	(5,757)		46,624
INCOME TAX (EXPENSE) BENEFIT	(18,402)	(124)	4,263	(e)	(14,263)

NET INCOME (LOSS)	38,290	(4,435)	(1,494)		32,361

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(8,848)	—	(7,218)	(g)	(16,066)

NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$29,442	$(4,435)	$(8,712)		$16,295

Net loss per common share:
Basic	$0.13			(f)	$0.07
Diluted	$0.13			(f)	$0.07
Weighted average common shares outstanding:
Basic	220,674			(f)	244,776
Diluted	221,697			(f)	245,799

PARSLEY ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Introduction

Parsley Energy, Inc. (either individually or together with its subsidiaries, as the context requires, “PE” or the “Company”) was formed in December 2013, succeeding its predecessor, which began operations in August 2008 when it acquired operator rights to wells producing from the Spraberry Trend in the Midland Basin. The Company is the managing member of Parsley Energy, LLC (“Parsley LLC”) and is responsible for all operational, management and administrative decisions of Parsley LLC, and the Company consolidates the financial results of Parsley LLC and its subsidiaries.

The Company is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin. The unaudited pro forma consolidated and combined financial statements of the Company, and the following notes to the unaudited pro forma consolidated and combined financial statements of the Company, reflect the consolidated historical results of the Company and the assets acquired in the Double Eagle Acquisition (as defined below), on a pro forma basis to give effect to (i) the Double Eagle Acquisition as if it had occurred on March 31, 2017 for pro forma balance sheet purposes, and (ii) the Double Eagle Acquisition, the Equity Offering (as defined below) and the 2025 Notes Offering (as defined below), as if they had occurred on January 1, 2017, for pro forma statements of operations purposes.

The Double Eagle Acquisition. On February 7, 2017, the Company entered into a contribution agreement (the “Contribution Agreement”) by and among the Parsley LLC, the Company, Double Eagle Energy Permian Operating LLC, Double Eagle Energy Permian LLC and Double Eagle Energy Permian Member LLC (collectively, “Double Eagle”), which provided for the contribution by Double Eagle of all of its interests in Double Eagle Lone Star LLC, DE Operating LLC, and Veritas Energy Partners, LLC (the “Double Eagle Acquisition”), as well as certain related transactions with an affiliate of Double Eagle. The Double Eagle Acquisition closed on April 20, 2017 for an aggregate purchase price to Double Eagle of (i) approximately $1.4 billion in cash, which was funded by the Equity Offering (as defined below) and the 2025 Notes Offering (as defined below), and (ii) approximately 39.8 million units of Parsley LLC (“PE Units”) and a corresponding approximately 39.8 million shares of the Company’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), the issuance of which was made in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Equity Offering. For purposes of the unaudited pro forma consolidated and combined financial statements, the “Equity Offering” is defined as the February 2017 issuance and sale to the public of 41.4 million shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), which resulted in gross proceeds to the Company of approximately $1,283.4 million and net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, of approximately $1,260.5 million. The Equity Offering was used to partially fund the cash portion of the purchase price for the Double Eagle Acquisition.

2025 Notes Offering. For purposes of the unaudited pro forma consolidated and combined financial statements the “2025 Notes Offering” is defined as the February 2017 issuance of $450.0 million aggregate principal amount of 5.250% senior unsecured notes due 2025 (the “2025 Notes”) in an offering that was exempt from registration under the Securities Act. The 2025 Notes Offering was used to partially fund the cash portion of the purchase price for the Double Eagle Acquisition.

Basis of Presentation. The unaudited pro forma consolidated and combined statement of operations of the Company for the three months ended March 31, 2017 is based on the unaudited historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2017, adjusted to give effect to the Double Eagle Acquisition, the Equity Offering and the 2025 Notes Offering as if each had occurred on January 1, 2017.

The unaudited pro forma consolidated and combined balance sheet of the Company as of March 31, 2017 is based on the unaudited historical condensed consolidated balance sheet of the Company as of March 31, 2017, adjusted to give effect to the Double Eagle Acquisition as if it had occurred on March 31, 2017. The effects of the Equity Offering and the 2025 Notes Offering are included in the Company’s condensed consolidated balance sheet as of March 31, 2017. The pro forma data presented reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the Company following the Double Eagle Acquisition. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the described transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated and combined financial statements.

The unaudited pro forma consolidated and combined financial statements and related notes are presented for illustrative purposes only. If the Double Eagle Acquisition, the Equity Offering and/or the 2025 Notes Offering had occurred on different dates, the Company’s operating results might have been materially different from those presented in the unaudited pro forma consolidated and combined financial statements. The unaudited pro forma consolidated and combined financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma consolidated and combined statement of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma consolidated and combined financial statements.

The following notes discuss the columns presented and the entries made to the unaudited pro forma consolidated and combined financial statements.

PE Historical. This column represents the unaudited historical condensed consolidated statement of operations and condensed consolidated balance sheet for the Company as of and for the applicable period.

Double Eagle Acquisition. This column represents the unaudited consolidated historical statement of operations and consolidated balance sheet for the assets acquired in the Double Eagle Acquisition as of and for the applicable period.

Note 1. Purchase Price Allocation

The Double Eagle Acquisition was accounted for using the acquisition method under ASC Topic 805, “Business Combinations,” which requires the acquired assets and liabilities to be recorded at fair values as of the respective acquisition dates. The fair values of the assets acquired and liabilities assumed are based on a detailed analysis, using industry accepted methods of estimating the current fair value as described below.

As described above, on April 20, 2017, the Company and Parsley LLC completed the Double Eagle Acquisition for an aggregate purchase of approximately (i) $1.4 billion in cash and (ii) 39.8 million units of PE Units and a corresponding 39.8 million shares of the Company’s Class B Common Stock. The aggregate consideration transferred was $2,578.1 million, subject to post-closing adjustments, which consisted of a combination of cash and PE Units (together with a corresponding number of shares of Class B Common Stock). Of the aggregate consideration transferred, approximately $172.3 million in cash and approximately 4.9 million PE Units (and a corresponding approximately 4.9 million shares of Class B Common Stock) were deposited in an indemnity holdback escrow account.

The Company is in the process of identifying and determining the fair values of the assets acquired and liabilities assumed, and as a result, the estimates for fair value are subject to change. The Company anticipates certain changes, including, but not limited to, adjustments to working capital that are expected to be finalized prior to the measurement period’s expiration. The following table summarizes the preliminary estimated fair value of the assets acquired and liabilities assumed as a result of the Double Eagle Acquisition (in thousands):

Preliminary Purchase Price Allocation
(In thousands)
Fair value of assets acquired:
Cash	$2,469
Accounts receivable	17,060
Derivatives	3,970
Proved oil and natural gas properties	353,000
Unproved oil and natural gas properties	2,247,607

Total assets acquired	$2,624,106

Fair value of liabilities assumed:
Accounts payable	$39,355
Deferred tax liabilies, net	6,618

Total liabilities acquired	$45,973

Estimated fair value of net assets acquired	$2,578,133

Purchase price of the Double Eagle Acquisition
Cash consideration paid	$1,394,632
Fair value of Class B Common Stock(a)	1,183,501

Total purchase price	$2,578,133

(a)	Based on 39.8 million PE Units (together with an equal number of shares of Class B Common stock) at a price of $29.70 per PE Unit (and corresponding share of Class B Common Stock), which was the closing price per share of Class A Common Stock (into which PE Units, together with an equal number of shares of Class B Common Stock, may be exchanged) on April 20, 2017, the closing date of the Double Eagle Acquisition.

Note 2. Pro Forma Adjustments

The Company made the following adjustments in the preparation of the unaudited pro forma consolidated and combined financial statements.

(a)	Adjustments to reflect the assets and liabilities acquired in the Double Eagle Acquisition.

•	To reflect the increase in oil and natural gas properties of $1.6 billion related to the Double Eagle Acquisition up to the total amount noted in the purchase price allocations described in Note 1.

•	To reflect the increase in additional paid in capital of $450.4 million and the increase in noncontrolling interest of $778.1 million as a result of the issuance of PE Units (and a corresponding number of shares of Class B Common Stock) resulting in a decrease in the Company’s ownership of Parsley LLC. Because the decrease in the Company’s ownership interest in Parsley LLC did not result in a change of control, the transaction is accounted for as an equity transaction under Accounting Standards Codification Topic 810—Consolidation, which requires that any differences between the amount by which the carrying value of the Company’s basis in Parsley LLC is adjusted and the fair value of consideration received are derecognized directly in equity and attributed to the noncontrolling interest. The Company’s ownership of Parsley LLC will have decreased from 89.8% to 78.4% as of March 31, 2017.

•	To reflect the following decrease in cash and cash equivalents of $1.4 billion:

•	$1.4 billion paid to the holders of interests in Double Eagle.

•	$2.5 million of cash and cash equivalents received from the Double Eagle Acquisition.

•	The elimination of $4.2 million of cash retained by Double Eagle following the Double Eagle Acquisition.

•	To reflect the following change in receivables for joint interest owner billings and other:

•	The elimination of $10.0 million of receivables for joint interest owner billings and other owned by Double Eagle and retained by Double Eagle following the Double Eagle Acquisition.

•	The $17.0 million of receivables for joint interest owner billings and other received from the Double Eagle Acquisition.

•	To reflect the elimination of $14.0 million of receivables for oil, natural gas and NGLs sales owned by Double Eagle and retained by Double Eagle following the Double Eagle Acquisition.

•	To reflect the elimination of $0.2 million of other current assets owned by Double Eagle and retained by Double Eagle following the Double Eagle Acquisition.

•	To reflect the elimination of $3.9 million of other noncurrent assets owned by Double Eagle and retained by Double Eagle following the Double Eagle Acquisition.

•	To reflect the elimination of $21.9 million of historical accumulated depreciation, depletion, amortization and impairment.

•	To reflect the elimination of $25.3 million of accounts payable and accrued expenses owned by Double Eagle and retained by Double Eagle following the Double Eagle Acquisition and to reflect the $39.3 million of accounts payable and accrued expenses received from the Double Eagle Acquisitions

•	To reflect the elimination of $50.0 million of long-term debt owned by Double Eagle and retained by Double Eagle following the Double Eagle Acquisition.

•	To reflect the elimination of $5.8 million of historical asset retirement obligations as the assets acquired from the Double Eagle Acquisition are recorded at fair value.

•	To reflect the following changes in derivative assets and liabilities:

•	The elimination of a liability of $1.3 million of short-term derivative instruments and a liability of $3.4 million of long term derivative instruments.

•	The addition of an asset of $3.9 million of short-term derivative instruments and an asset of $0.1 million of long-term derivative instruments received from the Double Eagle Acquisition.

•	To reflect the following changes in deferred tax assets and liabilities:

•	The elimination of $2.7 million of deferred tax liabilities that were not transferred to the Company following the Double Eagle Acquisition.

•	The $37.0 million decrease in deferred tax liabilities and $1.9 million increase in deferred tax assets as a result of remeasurement of taxable basis and the increase in noncontrolling interest percentage.

•	To reflect the elimination of $0.2 million of other noncurrent liabilities owned by Double Eagle and retained by Double Eagle following the Double Eagle Acquisition.

•	To reflect the elimination of $919.9 million of historical members’ equity of Double Eagle.

(b)	Adjustment to reflect the increase in Class B Common Stock of $0.4 million from the issuance of Class B Common Stock.

(c)	Adjustments to historical depreciation, depletion, and amortization (“DD&A”) of the assets acquired in the Double Eagle Acquisition for the step up of oil and natural gas properties to estimated fair value. The initial allocation of value was approximately $2.2 billion to unproved property and $0.4 billion to proved property.

•	To reflect an increase in DD&A of $2.9 million in the pro forma consolidated and combined statement of operations for the three months ended March 31, 2017.

•	This amount includes the elimination of $4.3 million of historical DD&A and is offset by additional DD&A expense of $7.2 million for the three months ended March 31, 2017.

(d)	Adjustments to reflect the increase in interest expense on the $450.0 million aggregate principal amount of the 2025 Notes, which have an interest rate of 5.250%.

•	To reflect additional interest expense of $2.9 million for the three months ended March 31, 2017.

•	This amount includes the elimination of $0.4 million of historical interest expense and is offset by additional interest expense of $3.3 million for the three months ended March 31, 2017.

(e)	Adjustments to reflect the estimated incremental income tax provision associated with the Company’s historical results of operations, the results of operations associated with the assets acquired pursuant to the Double Eagle Acquisition, and pro forma adjustments, assuming these earnings had been subject to federal income tax as a subchapter C corporation using a statutory tax rate of approximately 32.5%, which is inclusive of federal and state income taxes.

•	To reflect additional income tax benefit of $4.3 million for the three months ended March 31, 2017.

(f)	Basic and diluted earnings per share is based on the sale of 41.4 million shares of the Class A Common Stock in the Equity Offering and then the issuance of 39.8 million shares of the Class B Common Stock as a portion of the aggregate purchase price in the Double Eagle Acquisition. For the three months ended March 31, 2017, Class B Common Stock was not recognized in dilutive earnings per share calculations as the effect would have been antidilutive.

(g)	Adjustments to reflect the estimated incremental increase in loss attributable to noncontrolling interest holders associated with the Company’s historical results of operations, the results of operations associated with the Double Eagle Acquisition, and pro forma adjustments, assuming these earnings had been subject to the 11.4% increase in noncontrolling interest ownership.

•	To reflect additional loss attributable to noncontrolling interest owners of $7.2 million for the three months ended March 31, 2017.